Exhibit 99.1

Bruce A. Hauk Named Chief Operating Officer of SJW Group

SAN JOSE, Calif. — Dec. 28, 2022 — SJW Group (NYSE: SJW) today announced that its board of directors has appointed Bruce A. Hauk as chief operating officer, effective January 1, 2023. Hauk will lead regulated water and wastewater utility operations across SJW Group’s geographically diverse footprint. The company’s local operations now serve more than 1.5 million people in California, Connecticut, Maine and Texas. Hauk joined SJW Group in August 2022 as its chief corporate development and strategy officer.

“Bruce has been a great addition to SJW Group and the executive leadership team. Since coming on board, he has immersed himself in our state operations and been a key contributor to our 2023 financial plan and long-term growth strategy,” stated Eric W. Thornburg, chair, president and CEO of SJW Group. Thornburg added, “Bruce is ideally suited to his new role, having led teams and driven results at both the state and national levels in all areas of water utilities, including regulatory, customer service and operations. Bruce embodies our core values of service, and I am confident that under his leadership, our state presidents will further harness the national scale of SJW Group to serve local customers, communities and employees while being good stewards of the environment.”

Hauk will continue to lead the company’s acquisition and growth initiatives, building on SJW’s strong record of acquisitions, with over 60% customer growth and a more than doubling of utility plant in the past five years.

Prior to joining SJW Group, Hauk was president of NextEra Water and served in many leadership roles at American Water, including deputy chief operating officer. He is a director of the National Utilities Diversity Council and was the recipient of the 2019 Inclusion & Diversity Award presented by the National Black Chamber of Commerce. Also, while he was president of Illinois American Water, his company won the 2018 Outstanding Corporate Leadership Award from the Illinois Black Chamber of Commerce.

Hauk has a Bachelor of Science in chemistry and life sciences from Indiana State University, a Master of Public Administration from Indiana University-Purdue University, and a Master of Business Administration from Indiana Wesleyan University. He is a licensed operator in water and wastewater treatment.

About SJW Group

SJW Group is among the largest investor-owned pure-play water and wastewater utilities in the United States, providing life-sustaining and high-quality water service to about 1.5 million people. SJW Group’s locally led and operated water utilities — San Jose Water Company in California, The Connecticut Water Company in Connecticut, The Maine Water Company in Maine and SJWTX Inc. (dba Canyon Lake Water Service Company) in Texas — possess the financial strength, operational expertise and technological innovation to safeguard the environment, deliver outstanding service to customers and provide opportunities to employees. SJW Group remains focused on investing in its operations, remaining actively engaged in its local communities and delivering continued sustainable value to its shareholders. For more information about SJW Group, please visit www.sjwgroup.com.

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Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Some of these forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” “projects,” “strategy,” or “anticipates,” or the negative of those words or other comparable terminology. These forward looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are difficult to predict. These forward-looking statements involve a number of risks, uncertainties and assumptions including, but not limited to, the following factors: (1) the effect of water, utility, environmental and other governmental policies and regulations, including actions concerning rates, authorized return on equity, authorized capital structures, capital expenditures and other decisions; (2) changes in demand for water and other services; (3) the impact of the Coronavirus (“COVID-19”) pandemic on our business operations and financial results; (4) unanticipated weather conditions and changes in seasonality including those affecting water supply and customer usage; (5) climate change and the effects thereof, including but not limited to, droughts and wildfires; (6) unexpected costs, charges or expenses; (7) our ability to successfully evaluate investments in new business and growth initiatives; (8) contamination of our water supplies and damage or failure of our water equipment and infrastructure; (9) the risk of work stoppages, strikes and other labor-related actions; (10) catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, hurricanes, terrorist acts, physical attacks, cyber-attacks, epidemic, or similar occurrences; (11) changes in general economic, political, business and financial market conditions; (12) the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, changes in interest rates, compliance with regulatory requirements, compliance with the terms and conditions of our outstanding indebtedness, and general market and economic conditions; and (13) legislative and general market and economic developments. The risks, uncertainties and other factors may cause the actual results, performance or achievements of SJW Group to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Results for a quarter are not indicative of results for a full year due to seasonality and other factors. Other factors that may cause actual results, performance or achievements to materially differ are described in SJW Group’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC. Forward-looking statements are not guarantees of performance, and speak only as of the date made. SJW Group undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SJW Group Contact:

Willie Brown

Vice President, General Counsel & Corporate Secretary

408.315.8242

Willie.Brown@sjwater.com